UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  July 1, 2009

HALCYON JETS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-137920	20-3547389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

336 West 37th Street, Suite 800 New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 616-5387

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement

Effective July 1, 2009, the Registrant entered into two material agreements, one to acquire a new business and the other to dispose of its existing private aviation brokerage business.  The Registrant entered into a Share Exchange Agreement with all of the shareholders of Alliance Network Communications, Inc. pursuant to which all of those shareholders will transfer their shares in Alliance to the Registrant in consideration of the issuance of 274,000,000 of the company’s common stock.  Alliance is an integrated company that researches, designs, manufactures, markets and distributes a number of generic and custom application electrical surge protection devices.  The primary product focus of Alliance is electrical surge limiting terminals that combine easy field line installation with protection from transient voltage, lightning, induction or electronic discharge.

Simultaneously, the Registrant entered into an agreement with Halcyon Jets Acquisition Group, LLC, the principal of which is Gregory D. Cohen, our Chief Executive Officer, to sell all of the outstanding shares of our Halcyon Jets, Inc. subsidiary to Halcyon Jets Acquisition Group, LLC for a purchase price of $100,000 payable over 10 years with interest at the rate of 2% per year.  In addition, Mr. Cohen would agree to waive his right to a payment in the amount of $600,000 that would be due to him upon the closing of both transactions, insofar as the transactions would result in a change of control of the Registrant.

Each of the two agreements is contingent upon the other, so the closings for each will occur simultaneously.  The closings are subject to the approval of the shareholders of the Registrant, which is expected to be obtained via consent in lieu of a meeting.

Copies of both agreements are attached as exhibits to this current report on Form 8-K.

Item 9.01        Financial Statements and Exhibits

10.1	Share Exchange Agreement dated July 1, 2009 by and among Halcyon Jets Holdings, Inc. and the shareholders of Alliance Network Communications, Inc

10.2	Stock Purchase Agreement dated as of July 1, 2009 among Halcyon Jets Holdings, Inc., Halcyon Jets, Inc. and Halcyon Jets Acquisition Group, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HALCYON JETS HOLDINGS, INC.

Date: July 1, 2009	By:	/s/ Gregory D. Cohen
Gregory D. Cohen
Chief Executive Officer

EXHIBIT INDEX

10.1	Share Exchange Agreement dated July 1, 2009 by and among Halcyon Jets Holdings, Inc. and the shareholders of Alliance Network Communications, Inc

10.2	Stock Purchase Agreement dated as of July 1, 2009 among Halcyon Jets Holdings, Inc., Halcyon Jets, Inc. and Halcyon Jets Acquisition Group, LLC